PERFORMANCE CALCULATION
                           COLONIAL CONNECTICUT TAX-EXEMPT FUND - CLASS C
                                       FISCAL YEAR END: 1/31/98
                                        INCEPTION DATE: 8/1/97

                                             SINCE INCEPTION
                                            8/1/97 TO 1/31/98

                                Standard                       Non-Standard
Initial Inv.                    $1,000.00                        $1,000.00
Amt. Invested                   $1,000.00                        $1,000.00
Initial NAV                         $7.71                            $7.71
Initial Shares                     129.702                          129.702
Shares From Dist.                    2.994                            2.994
End of Period NAV                   $7.83                            $7.83
CDSC Rate                            1.00%
Total Return                         2.90%                            3.90%
Average Annual
  Total Return                       N/A                               N/A